As filed with the Securities and Exchange Commission on March 7, 2012
Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________
CEDAR REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	42-1241468
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)
44 South Bayles Avenue, Port Washington, NY  11050-3765
(516) 767-6492
(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)
Martin H. Neidell, Esq.
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY  10038
(212) 806-5836
(Name, address, including zip code, and telephone number, of agent for service of process)

_______________________

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

_______________________

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer,  an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
_______________________
CALCULATION OF REGISTRATION FEE CHART
Title of Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Common Stock, $.06 par value per share
Preferred Stock, $.01 par value per share
Depositary Shares representing Preferred Stock
Warrants
Stock Purchase Contracts
Units
Total			$1,000,000,000	$114,600

(1)
There are being registered hereunder such indeterminate number of shares of Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts and Units of the Registrant as shall have an aggregate initial offering price not to exceed $1,000,000,000.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  The proposed maximum initial offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.  There are also being registered hereunder an indeterminate number of shares of Common Stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for that issuance.  In addition, pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Omitted in accordance with General Instruction II.D of Form S-3 under the Securities Act.
(3)	Estimated for the sole purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act.
(4)
Pursuant to Rule 415(a)(6) and Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this Registration Statement by the amount of the filing fee associated with the unsold securities from the Registrant’s Form S-3 Registration Statement, filed by the Registrant with the Commission on November 17, 2008  (SEC File No. 333-155411 ), registering securities for a maximum aggregate offering price of $1,000,000,000 (the “Prior Registration Statement”).  Of that amount, the Registrant sold  common stock and preferred stock for an aggregate offering price of $132,800,000, leaving a balance of unsold securities with an aggregate offering price of $867,200,000.  The associated filing fee of $34,081 for such unsold securities, calculated under Rule 457(o), is hereby used to offset the current registration fee due.  Accordingly, the full amount of the $114,600 registration fee currently due for this Registration Statement has been paid by offset against the balance of the fee paid for the Prior Registration Statement and the Registrant is paying $80,519 in filing fees for this Registration Statement.  Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

_______________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated March 7, 2012

PROSPECTUS
$1,000,000,000
CEDAR REALTY TRUST, INC.
Common Stock, Preferred Stock, Depositary Shares, Warrants,

Stock Purchase Contracts and Units

Cedar may offer and issue from time to time up to $1,000,000,000 of:

•	shares of common stock;

•	shares of preferred stock;

•	shares of preferred stock represented by depositary shares;

•	warrants;

•	stock purchase contracts; and

•	units.

Cedar’s common stock is traded on the New York Stock Exchange under the symbol “CDR.”

The securities to be offered by us will be in amounts, at prices and on terms to be determined at the time of offering.

When we sell a particular series of securities, we will prepare a prospectus supplement describing the offering and the terms of that series of securities.  Such terms may include limitations on direct or beneficial ownership and restrictions on transfer of the securities, in each case as may be appropriate to preserve our status as a real estate investment trust for federal income tax purposes.

Where necessary, the applicable prospectus supplement will contain information about certain United States Federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.

We may offer the securities directly or through agents or to or through underwriters or dealers.  If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement.  We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities.  See “Plan of Distribution.”

Investing in our securities involves certain risks.  See “Risk Factors” beginning at page 3 of this Prospectus for a description of certain factors that you should consider prior to purchasing the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this Offering.  Any representation to the contrary is unlawful.

The date of this Prospectus is ______.
_____________________

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process.  We may from time to time sell any combination of the securities offered in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000.

This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities we will provide you with a prospectus supplement containing specific information about the terms of the securities being offered.  The prospectus supplement which contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities.  The prospectus supplement may also add, update or change information in this prospectus.  If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

1.	Cedar’s Annual Report on Form 10-K for the year ended December 31, 2011.

2.	The description of Cedar’s common stock which is contained in Item 1 of our registration statement on Form 8-A, as amended, filed October 1, 2003 pursuant to Section 12 of the Exchange Act.

3
The information contained in the section “Investment Policies and Policies With Respect to Certain Activities” contained in the Registration Statement on Form S-11 filed on August 20, 2003, as amended, SEC File Number: 333-108091.

You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

Investor Relations Cedar Realty Trust, Inc. 44 South Bayles Avenue Port Washington, NY 11050-3765 (516) 767-6492 http://www.cedarrealtytrust.com

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement.  We have not authorized anyone else to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

THE COMPANY

We were organized in 1984 and elected to be taxed as a real estate investment trust, or REIT, in 1986.  We are a fully integrated real estate investment trust that focuses primarily on the ownership and operation of supermarket-anchored shopping centers straddling the Washington, D.C. to Boston corridor.  At December 31, 2011, the Company’s portfolio (excluding properties  “held for sale/conveyance”) was comprised of 70 properties, with approximately 9.6 million square feet of gross leasable area, or GLA.  In addition, the Company has a 20% ownership interest in 22 properties, with approximately 3.7 million square feet of GLA, through its Cedar/RioCan joint venture.

We conduct our business through Cedar Realty Trust Partnership, L.P., or the operating partnership, a Delaware limited partnership.  As of December 31, 2011, we owned approximately a 98% interest in the operating partnership.

Our principal executive offices are located at 44 South Bayles Avenue, Port Washington, NY 11050-3765.  Our telephone number is (516) 767-6492 and our website address is www.cedarrealtytrust.com.

RISK FACTORS

Investing in our securities involves significant risks.  Please see the risk factors under the heading “Risk Factors” in our periodic reports filed with the SEC under the Securities Exchange Act of 1934, which are incorporated by reference in this prospectus.  Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement.  The risks and uncertainties we have described are not the only ones facing our company.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements include, without limitation, statements containing the words “anticipates”, “believes”, “expects”, “intends”, “future”, and words of similar import which express the Company’s beliefs, expectations or intentions regarding future performance or future events or trends.  While forward-looking statements reflect good faith beliefs, expectations or intentions, they are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements as a result of factors outside of the Company’s control.  Certain factors that might cause such differences include, but are not limited to, the following: real estate investment considerations, such as the effect of economic and other conditions in general and in the Company’s market areas in particular; the financial viability of the Company’s tenants (including an inability to pay rent, filing for bankruptcy protection, closing stores and/or vacating the premises); the continuing availability of acquisition, ground-up development and redevelopment opportunities, on favorable terms; the availability of equity and debt capital (including the availability of construction financing) in the public and private markets; the availability of suitable joint venture partners and potential purchasers of the Company’s properties if offered for sale; the ability of  the Company’s joint venture partner to fund its share of future property acquisitions; the adequacy of impairment provisions for properties treated as held for sale/conveyance; changes in interest rates; the fact that returns from acquisition, ground-up development and redevelopment activities may not be at expected levels or at expected times; risks inherent in ongoing ground-up development and redevelopment projects including, but not limited to, cost overruns resulting from weather delays, changes in the nature and scope of ground-up development and redevelopment efforts, changes in governmental regulations relating thereto, and market factors involved in the pricing of material and labor; the need to renew leases or re-let space upon the expiration or termination of current leases and incur applicable required replacement costs; and the financial flexibility of the Company and its joint venture partners to repay or refinance debt obligations when due and to fund tenant improvements and capital expenditures.  For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements in this prospectus and in documents incorporated by reference in this prospectus, see the section entitled “Risk Factors” in this prospectus, in any section entitled “Risk Factors” in supplements to this prospectus, and in the documents incorporated by reference into this prospectus.  The Company does not intend, and disclaims any duty or obligation, to update or revise any forward-looking statements set forth in this prospectus to reflect any change in expectations, change in information, new information, future events or other circumstances on which such information may have been based.

USE OF PROCEEDS

The net proceeds from the sale of the securities will be used for general corporate purposes, which may include the repayment of existing indebtedness, the development or acquisition of additional properties as suitable opportunities arise and the renovation, expansion and improvement of our existing properties.  The applicable prospectus supplement will contain further details on the use of net proceeds.

DESCRIPTION OF PREFERRED STOCK

Authorized and Outstanding

The Company is authorized to issue 12,500,000 shares of preferred stock, $.01 par value per share.  6,400,000 shares of Series A Preferred Stock are issued and outstanding.

Series A Preferred Stock

The Series A Preferred Stock bears cumulative cash dividends at the rate of 8-7/8% per annum of the $25.00 per share liquidation preference (equal to $2.21875 per annum per share).  The Series A Preferred Stock is redeemable at our option at any time at $25.00 per share, plus accrued and unpaid dividends.  The Series A Preferred Stock has a liquidation preference of $25.00 per share.  The holders of Series A Preferred Stock generally do not have any voting rights; however, the affirmative vote of at least two-thirds is required to create capital shares ranking senior to the Series A Preferred Stock or to amend our Articles of Incorporation that materially and adversely affects their rights.  The Series A Preferred Stock is listed on the NYSE under the symbol “CDR PrA.”

General

The statements below describing the preferred stock are in all respects subject to and qualified by reference to the applicable provisions of our Articles of Incorporation and Bylaws and any applicable articles supplementary to the Articles of Incorporation designating terms of a series of preferred stock.

The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of common stock.  Issuance of preferred stock could impede, delay, prevent or facilitate a merger, tender offer or change in our control.  Although the Board of Directors is required to make a determination as to the best interests of our stockholders when issuing preferred stock, the Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in our best interests or in which stockholders might receive a premium for their shares over the then prevailing market price; provided, however, that preferred stock may not be used for anti-takeover purposes.  Management believes that the availability of preferred stock will provide us with increased flexibility in structuring possible future financing and acquisitions and in meeting other needs that might arise.

Our articles of incorporation contain the following restrictions in connection with the issuance of any preferred stock:

(1)
the preferred stock will not be used as, or in conjunction with, an anti-takeover defense (including potential mergers, in connection with an existing or future shareholder rights plan, or by designating terms, or issuing shares in transactions for the purposes of aiding management in defending against an unsolicited bid for control of the Company) unless approved by the shareholders at such time;

(2)
the preferred stock will not be issued to an individual or group for the purpose of creating a block of voting power to support management on controversial issues without receiving shareholder approval; and

(3)	if the preferred stock is to have voting rights, the shares will have the same voting rights as the common stock (including upon conversion).

Terms

Subject to the limitations prescribed by the Articles of Incorporation, the Board of Directors can fix the number of shares constituting each series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Directors.  When issued, the preferred stock will be fully paid and nonassessable by us.  The preferred stock will have no preemptive rights.

Reference is made to the prospectus supplement relating to the preferred stock offered thereby for specific terms, including:

(1)	the title and stated value of the preferred stock;

(2)	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

(3)	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

(4)	the date from which dividends on the preferred stock shall accumulate, if applicable;

(5)	the procedures for any auction and remarketing, if any, for the preferred stock;

(6)	the provision for a sinking fund, if any, for the preferred stock;

(7)	the provision for redemption, if applicable, of the preferred stock;

(8)	any listing of the preferred stock on any securities exchange;

(9)	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price, or the manner of calculation thereof;

(10)	whether interests in the preferred stock will be represented by depositary shares;

(11)	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

(12)	a discussion of federal income tax considerations applicable to the preferred stock;

(13)	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

(14)
any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

(15)	any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to be qualified as a REIT.

Rank

Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or our winding up, rank:

(a)	senior to all classes or series of our common stock;

(b)	senior to all equity securities ranking junior to the preferred stock;

(c)	equal with all equity securities issued by us, if the terms of such securities specifically provide for equal treatment;

(d)	junior to all equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term “equity securities” excludes convertible debt securities.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when and if declared by our Board of Directors, out of assets legally available for payment, cash dividends at rates and on dates set forth in the applicable prospectus supplement.  Each such dividend will be payable to holders of record as they appear on our share transfer books on the applicable record dates.  Our Board of Directors will fix the record dates for dividend payments.

As provided in the applicable prospectus supplement, dividends on any series of the preferred stock may be cumulative or non-cumulative.  Cumulative dividends will be cumulative from and after the date set forth in the applicable prospectus supplement.  If our Board of Directors fails to declare a dividend payable on a dividend payment date on any series of the preferred stock for which dividends are non-cumulative, then the holders of such series of the preferred stock will have no right to receive a dividend for the dividend period ending on such dividend payment date.  We will have no obligation to pay the dividend accrued for such dividend period, whether or not dividends on such series are declared payable on any future dividend payment date.

If preferred stock of any series is outstanding, our Board of Directors will not declare, pay or set apart for payment dividends on any of our capital stock of any other series ranking, as to dividends, equally with or junior to the preferred stock outstanding for any period unless:

(a)
for preferred stock with cumulative dividends, we have declared and paid, or declared and set apart a sum sufficient to pay, full cumulative dividends on the preferred stock through the then current dividend period; and

(b)	for preferred stock lacking a cumulative dividend, we have declared and paid or declared and set aside a sum sufficient to pay full dividends for the then current dividend period.

When dividends are not paid in full, or when a sum sufficient for such full payment is not set apart, upon preferred stock of any series and the shares of any other series of preferred stock ranking equally as to dividends with the preferred stock of such series, all dividends declared upon preferred stock of such series and any other series of preferred stock ranking equally as to dividends with such preferred stock shall be declared pro rata so that the amount of dividends declared per share of preferred stock of such series and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred stock of such series, which shall not include any accumulation of unpaid dividends for prior dividend periods if such preferred stock lacks a cumulative dividend, and such other series of preferred stock bear to each other.  No interest, or sum of money instead of interest, shall be payable for any dividend payment or payments on preferred stock of such series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless we have paid dividends through the then current dividend period, including dividend payments in arrears if dividends are cumulative, for such series of preferred stock or unless our Board of Directors has declared such dividends and has set aside a sum sufficient for such payment, our Board of Directors shall not declare dividends, other than in shares of common stock or other capital shares ranking junior to the preferred stock of such series as to dividends and upon liquidation, or pay or set aside for payment or declare or make any other distribution upon the common stock, or any other of our capital shares ranking junior to or equally with the preferred stock of such series as to dividends or upon liquidation.  Additionally, we shall not redeem, purchase or otherwise acquire for any consideration, or any moneys to be paid or made available for a sinking fund for the redemption of any such shares, any shares of common stock, or any other of our capital shares ranking junior to or equally with the preferred stock of such series as to dividends or upon liquidation.  Notwithstanding the foregoing, we may convert such shares into or exchange such shares for other of our capital shares ranking junior to the preferred stock of such series as to dividends and upon liquidation.

Redemption

If the applicable prospectus supplement so provides, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement applicable to a series of preferred stock that is subject to mandatory redemption will specify:

(a)	the number of shares of such preferred stock that shall be redeemed by us in each year,

(b)	the year such redemption will commence,

(c)	the redemption price per share, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption,

(d)	whether the redemption price is payable in cash or property.

If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our capital shares, the terms of such preferred stock may provide that, if we have not issued capital shares or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically be converted into our capital shares pursuant to conversion provisions specified in the applicable prospectus supplement.

We cannot redeem, purchase or otherwise acquire shares of a series of preferred stock unless:

(a)
for preferred stock with cumulative dividends, we have declared and paid, or declared and set apart a sum sufficient to pay, full cumulative dividends on the preferred stock through the then current dividend period; and

(b)	for preferred stock lacking a cumulative dividend, we have declared and paid or declared and set aside a sum sufficient to pay full dividends for the then current dividend period.

The foregoing shall not prevent the purchase or acquisition of preferred stock of such series to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares to be redeemed.  We may redeem the shares on a pro rata basis from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder with adjustments to avoid redemption of fractional shares, or by lot.

We will mail notice of redemption 30 to 60 days prior to the redemption date to each holder of record of preferred stock of any series to be redeemed at the address shown on our share transfer books.  Each notice shall state:

(a)	the redemption date;

(b)	the number of shares and series of the preferred stock to be redeemed;

(c)	the redemption price;

(d)	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

(e)	that dividends on the shares to be redeemed will cease to accrue on such redemption date; and

(f)	the date upon which the holder’s conversion rights, if any, as to such shares shall terminate.

If we are to redeem fewer than all the shares of preferred stock of any series, the notice we mail to each holder of preferred stock shall specify the number of shares of preferred stock to be redeemed from each holder.  If we have given notice of redemption of any preferred stock and if we have set aside, in trust for the benefit of the holders of any preferred stock called for redemption, the funds necessary for such redemption, then from and after the redemption date dividends will cease to accrue on the preferred stock to be redeemed.  Additionally all rights of the holders of the redeemable shares will terminate, except the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then the holders of each series of preferred stock shall be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share, plus an amount equal to all dividends accrued and unpaid on such series of preferred stock.  Such preferred shareholders will receive these distributions before any distribution or payment shall be made to the holders of any common stock or any other class or series of our capital shares ranking junior to the preferred stock in the distribution of assets upon our liquidation, dissolution or winding up.  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets.  If our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all shares of other classes or series of our capital shares ranking equally with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital shares shall share on a pro rata basis in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

If liquidating distributions have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of capital shares ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their rights and preferences and in each case according to their number of shares.  For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business, shall not be deemed to constitute our liquidation, dissolution or winding up.

Voting Rights

Holders of the preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

Whenever dividends on any shares of preferred stock are in arrears for six or more consecutive quarterly periods, the holders of such shares of preferred stock, voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors at a special meeting called by the holders of record of ten percent (10%) of any series of preferred stock so in arrears or at the next annual meeting of stockholders, and at each subsequent annual meeting until (a) if such series of preferred stock has a cumulative dividend, we have paid or our Board of Directors has declared and set aside a sum sufficient for payment of all dividends accumulated on such shares of preferred stock for the past dividend periods and the then current dividend period or (b) if such series of preferred stock lacks a cumulative dividend, we have fully paid or our Board of Directors has declared and set aside a sum sufficient for payment of four consecutive quarterly dividends.  In such case, two directors will be added to our Board of Directors.

Unless provided otherwise for any series of preferred stock, so long as any shares of preferred stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of each series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting with such series voting separately as a class, (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to such preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our  authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter or repeal the provisions of our Articles of Incorporation or the designating amendment for such series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of preferred stock or the holders thereof.  With respect to the occurrence of any of the events set forth in (b) above so long as the preferred stock remains outstanding with the terms thereof materially unchanged, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of preferred stock.  Additionally, any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock, or any increase in the amount of authorized shares of such series or any other series of preferred stock, in each case ranking on a parity with or junior to the preferred stock of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of preferred stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

Conversion Rights

The applicable prospectus supplement will set forth the terms and conditions, if any, upon which any series of preferred stock is convertible into shares of common stock.  Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of preferred stock.

Shareholder Liability

Maryland law provides that no shareholder, including holders of preferred stock, shall be personally liable for our acts and obligations and that our funds and property shall be the only recourse for such acts or obligations.

Restrictions on Ownership

To qualify as a REIT under the Code, not more than 50% in value of our outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals as defined in the Code to include certain entities, during the last half of a taxable year.  Therefore, the designating amendment for each series of preferred stock may contain provisions restricting the ownership and transfer of the preferred stock.  The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock.

Registrar and Transfer Agent

The applicable prospectus supplement will set forth the Registrar and Transfer Agent for the preferred stock.  The Registrar and Transfer Agent for the Series A Preferred Stock is American Stock Transfer & Trust Company.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement.  Shares of preferred stock of each series represented by the depositary shares will be deposited under a separate deposit agreement between us, the depositary named therein and the holders of the depositary receipts.  Subject to the terms of the deposit agreement, each depositary receipt owner will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented thereby.

Depositary receipts issued pursuant to the applicable deposit agreement will evidence the depositary shares.  Immediately following our issuance and delivery of the preferred stock to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts.  Upon request, we will provide you with copies of the applicable form of deposit agreement and depositary receipt.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto.  If the depositary determines that it is not feasible to make such distribution, the depositary may, with our approval, sell the property and distribute the net proceeds from such sale to the holders.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, the holders thereof will be entitled to delivery, to or upon such holders' order, of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares evidenced by the depositary receipts.  Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement.  Thereafter, holders of such shares of preferred stock will not be entitled to receive depositary shares for the preferred stock.  If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the depositary will deliver to the holder a new depositary receipt evidencing the excess number of depositary shares.

Redemption of Depositary Shares

Provided we shall have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the redemption date, whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed.  The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred stock.  If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected as nearly as may be practicable without creating fractional depositary shares, pro rata, or by any other equitable method we determine.

From and after the date fixed for redemption, all dividends in respect of the shares of preferred stock so called for redemption will cease to accrue, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled to receive upon such redemption upon surrender to the depositary of the depositary receipts representing the depositary shares.

Voting of the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares that represent such preferred stock.  Each record holder of depositary receipts evidencing depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder's depositary shares.  The depositary will vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so.  If the depositary does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares, it will abstain from voting the amount of preferred stock represented by such depositary shares.  The depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from the depositary's negligence or willful misconduct.

Liquidation Preference

Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Stock

Except with respect to certain conversions in order to be qualified as a REIT, the depositary shares are not convertible into our common stock or any other of our securities or property.  Nevertheless, if the applicable prospectus supplement so specifies, the holders of the depositary receipts may surrender their depositary receipts to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred stock represented by the depositary shares evidenced by such depositary receipts into whole shares of common stock, other shares of our preferred stock or other shares of our capital stock, and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion of the depositary shares utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion.  If the depositary shares evidenced by a depositary receipt are to be converted in part only, the depositary will issue a new depositary receipt for any depositary shares not to be converted.  No fractional shares of common stock will be issued upon conversion, and if such conversion will result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

By agreement, we and the depositary at any time can amend the form of depositary receipt and any provision of the deposit agreement.  However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to holders of the related preferred stock will be effective only if the existing holders of at least two-thirds of the depositary shares have approved the amendment.  No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law.  Every holder of an outstanding depositary receipt at the time an amendment becomes effective shall be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby.

Upon 30 days’ prior written notice to the depositary, we may terminate the deposit agreement if (a) such termination is necessary to be qualified as a REIT or (b) a majority of each series of preferred stock affected by such termination consents to such termination.  Upon the termination of the deposit agreement, the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts together with any other property held by the depositary with respect to the depositary receipt.  If the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange.

The deposit agreement will automatically terminate if (a) all outstanding depositary shares shall have been redeemed, (b) there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (c) each share of the related preferred stock shall have been converted into our capital stock not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement.  In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement.  However, holders of depositary receipts will pay certain other transfer and other taxes and governmental charges.  The holders will also pay the fees and expenses of the depositary for any duties, outside of those expressly provided for in the deposit agreement, the holders request to be performed.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so.  We may at any time remove the depositary, any such resignation or removal will take effect upon the appointment of a successor depositary.  A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of $50,000,000 or more.

Miscellaneous

The depositary will forward to holders of depositary receipts any reports and communications from us which are received by the depositary with respect to the related Preferred Stock.

We and the depositary will not be liable if either of us is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement.  Our obligations and the depositary's obligations under the deposit agreement will be limited to performing the duties thereunder in good faith and without negligence, in the case of any action or inaction in the voting of preferred stock represented by the depositary shares, gross negligence or willful misconduct.  If satisfactory indemnity is furnished, we and the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby.  We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented by depository receipts for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on our claims, requests or instructions.

DESCRIPTION OF COMMON STOCK

General

The Company’s authorized capital stock includes 150 million shares of common stock, $.06 par value per share.  For each outstanding share of common stock held, the holder is entitled to one vote on all matters presented to stockholders for a vote.  Cumulative voting is not permitted.  Holders of the common stock do not have preemptive rights.  At February 29, 2012, there were 69,315,807 shares of common stock outstanding.

All shares of common stock issued and sold will be duly authorized, fully paid, and non-assessable.  Distributions may be paid to the holders of common stock if and when declared by our Board of Directors.  Dividends will be paid out of funds legally available for dividend payment.

Under Maryland law, stockholders are generally not liable for our debts or obligations.  If we are liquidated, subject to the right of any holders of preferred stock to receive preferential distributions, each outstanding share of common stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all of our known debts and liabilities.

Restrictions on Ownership

In order to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code, during the last half of a taxable year and the common stock must be beneficially owned by 100 or more persons during 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year.  To satisfy the above ownership requirements and certain other requirements for qualification as a REIT, our Articles of Incorporation contain a provision restricting the ownership or acquisition of shares of common stock.

Registrar and Transfer Agent

American Stock Transfer & Trust Company is the Registrar and Transfer Agent for the common stock.

DESCRIPTION OF WARRANTS

General

We may issue, together with other securities or separately, warrants to purchase our common stock or preferred stock.  We will issue the warrants under warrant agreements to be entered into between us and a warrant agent, or as shall be set forth in the applicable prospectus supplement.  The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.  The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

•	the title of warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with such security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Pursuant to this prospectus we also may issue warrants to underwriters or agents as additional compensation in connection with a distribution of our securities.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase for cash the number of shares of preferred stock or common stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement.  Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to those warrants.  Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities.  If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts, which are contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of shares of our common stock at a future date or dates.  The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts.  We may issue stock purchase contracts in such amounts and in as many distinct series as we wish.

The prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•
whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock and the nature and amount of common stock, or the method of determining that amount;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts; and

•	whether the stock purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any stock purchase contracts.  The preceding description and any description of stock purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such stock purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units.  The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents.  We will name, in the applicable prospectus supplement, any such underwriter or agent involved in the offer and sale of the securities.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices.  We may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement.  In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent.  Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

We will set forth in the applicable prospectus supplement any underwriting compensation we pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.  Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act.  Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

To the extent that we make sales to or through one or more of the named underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents.  If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more of the named underwriters or agents, which may act on an agency basis or on a principal basis.  During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents.  The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our securities.  Therefore, exact figures regarding proceeds that will be raised or commissions to be paid are impossible to determine and will be described in a prospectus supplement.  Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or dealers may agree to solicit offers to purchase, blocks of our common stock.   The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.  To the extent that any named underwriter or agent acts as principal pursuant to the terms of a distribution agreement, or if we offer to sell shares of our common stock through another broker dealer acting as underwriter, then such named underwriter may engage in certain transactions that stabilize, maintain or otherwise affect the price of our common stock.  We will describe any such activities in the prospectus supplement relating to the transaction.  To the extent that any named broker dealer or agent acts as agent on a best efforts basis pursuant to the terms of a distribution agreement, such broker dealer or agent will not engage in any such stabilization transactions.

If the applicable prospectus supplement so indicates, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase securities from them at the public offering price set forth in such prospectus supplement pursuant to Delayed Delivery Contracts (“Contracts”) providing for payment and delivery on the date or dates stated in such prospectus supplement.  Each Contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to Contracts shall be equal to, the respective amounts stated in the applicable prospectus supplement.  Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval.  Contracts will not be subject to any conditions except (a) the purchase by an institution of the securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (b) if the securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by Contracts.

In the ordinary course of business, certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us.

LEGAL MATTERS

Stroock & Stroock & Lavan LLP of New York, New York will pass upon the validity of the issuance of the securities offered hereby for us.

EXPERTS

The consolidated financial statements of Cedar Realty Trust, Inc. appearing in Cedar Realty Trust, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2011 (including the schedule appearing therein), and the effectiveness of Cedar Realty Trust, Inc.’s internal control over financial reporting as of December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC.  You may inspect and copy any document that we file at the public reference rooms maintained by the SEC in Washington, D.C., New York, New York and Chicago, Illinois.  Any documents we file may also be available at the SEC’s site on the World Wide Web located at http://www.sec.gov.  For a fee you can obtain the documents by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549.

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act of 1933.  This prospectus does not contain all of the information set forth in the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                      Other Expenses of Issuance and Distribution.

The following sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which will be borne by the Registrant:

Securities and Exchange Commission registration fee	$80,519
Printing and engraving expenses	5,000
Legal fees and expenses	5,000
Accounting fees and expenses	10,000
Blue Sky fees and expenses	5,000
Miscellaneous expenses	481

Total	$106,000

Item 15.                      Indemnification of Directors and Officers.

We are a Maryland corporation.  Our Articles of Incorporation contain a provision limiting the liability of the directors and officers to the fullest extent permitted by Section 5-349 of the Courts and Judicial Proceedings Code of Maryland.  Our Articles of Incorporation also contain a provision permitted under Maryland General Corporation Law eliminating (with limited exceptions) each director’s personal liability for monetary damages for breach of any duty as a director.  In addition, our Articles of Incorporation and Bylaws allow us to indemnify our directors and officers from certain liabilities and expenses, as well as advancement of costs, expenses and attorneys’ fees, to the fullest extent permitted under Maryland General Corporation Law.  Such rights are contract rights fully enforceable by each beneficiary thereof, and are in addition to, and not exclusive of, any other right to indemnification.

Item 16.                      Exhibits.

1.1 —	Form of Underwriting Agreement. (1)
4.1 —	Form of Designating Amendment for Preferred Stock. (1)
4.2 —	Form of Preferred Stock Certificate. (1)
4.3 —	Form of Deposit Agreement. (1)
4.4 —	Form of Warrant. (1)
4.5 —	Form of Stock Purchase Contract Agreement. (1)
4.6 —	Form of Unit Agreement. (1)
5 —	Opinion of Stroock & Stroock & Lavan LLP as to the legality of the Securities.
23.1 —	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5).
23.2 —	Consent of Ernst & Young LLP.
24 —	Power of attorney (included on signature page of this Registration Statement).

______________________________
(1)    To be incorporated by reference in connection with the offering of these securities.

Item 17.                      Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that subparagraphs (i), (ii) and (iii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)
The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Washington, State of New York, on March 6, 2012.

CEDAR REALTY TRUST, INC.

By:	/s/ Bruce J. Schanzer
Bruce J. Schanzer
President and CEO

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce J. Schanzer, Philip R. Mays and Brenda J. Walker, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) of and supplements to this Registration Statement and any Registration Statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bruce J. Schanzer Bruce J. Schanzer	Chief Executive Officer (Principal Executive Officer), Director	March 6, 2012

/s/ Philip R. Mays Philip R. Mays	Chief Financial Officer (Principal Financial Officer)	March 6, 2012

/s/ Gaspare J. Saitta Gaspare J. Saitta, II	Chief Accounting Officer (Principal Accounting Officer)	March 6, 2012

/s/ James J. Burns James J. Burns	Director	March 6, 2012

/s/ Raghunath Davloor Raghunath Davloor	Director	March 6, 2012

/s/ Pamela N. Hootkin Pamela N. Hootkin	Director	March 6, 2012

/s/ Paul G. Kirk, Jr. Paul G. Kirk, Jr.	Director	March 6, 2012

/s/ Everett B. Miller, III Everett B. Miller, III	Director	March 6, 2012

/s/ Roger M. Widmann Roger M. Widmann	Director	March 6, 2012

EXHIBIT INDEX

Exhibits	Description	Page

1.1 —	Form of Underwriting Agreement. (1)
4.1 —	Form of Designating Amendment for Preferred Stock. (1)
4.2 —	Form of Preferred Stock Certificate. (1)
4.3 —	Form of Deposit Agreement. (1)
4.4 —	Form of Warrant. (1)
4.5 —	Form of Stock Purchase Contract Agreement. (1)
4.6 —	Form of Unit Agreement. (1)
5 —	Opinion of Stroock & Stroock & Lavan LLP as to the legality of the Securities.
23.1 —	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5).
23.2 —	Consent of Ernst & Young LLP.
24 —	Power of attorney (included on signature page of this Registration Statement).

______________________
(1)	To be filed by amendment or as an exhibit to be incorporated by reference herein in connection with the offering of the relevant securities.